                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant []

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       KAUFMAN AND BROAD HOME CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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


                                   __________


                                 NOTICE OF 1997


                       KAUFMAN AND BROAD HOME CORPORATION


                               ANNUAL MEETING OF


                                  STOCKHOLDERS


                                      and


                                PROXY STATEMENT


                                   __________


                              KAUFMAN [LOGO] BROAD

                       KAUFMAN AND BROAD HOME CORPORATION

                            10990 Wilshire Boulevard
                         Los Angeles, California 90024
                                 (310) 231-4000

                            ------------------------

                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                            ------------------------

                               February 28, 1997



                            Dear Fellow Stockholder:

Your officers and directors join me in inviting you to attend the Annual Meeting of Stockholders of Kaufman and Broad Home Corporation at 9:00 a.m. on April 3, 1997 at the Company's corporate headquarters in Los Angeles, California.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to specific agenda items, by attending the meeting you will have an opportunity to hear about our plans for the future and to meet your officers and directors. Whether or not you plan to attend, please sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided to ensure that your shares will be represented.

We look forward to seeing you on April 3rd.

                                   Sincerely,

                              /s/ BRUCE KARATZ

                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                                      LOGO
                       KAUFMAN AND BROAD HOME CORPORATION

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS
                            To Be Held April 3, 1997

                       To the Holders of the Common Stock
                     of Kaufman and Broad Home Corporation:

 The Annual Meeting of Stockholders of Kaufman and Broad Home Corporation (the
   "Company") will be held on Thursday, April 3, 1997 at 9:00 a.m. local time at the Company's corporate headquarters, 10990 Wilshire Boulevard, 7th Floor, Los Angeles, California for the following purposes:

           (1) To elect three Class II Directors, each to serve for a term of three years; and

 (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

 The Board of Directors has fixed the close of business on February 18, 1997 as the record date for
determination of holders of Common Stock entitled to notice of, and to vote at, the meeting or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
     THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.
       YOUR PROMPT RETURN OF THE PROXY CARD WILL ENSURE THAT YOUR SHARES
          ARE REPRESENTED AT THE MEETING AND WILL SAVE THE COMPANY THE
                   ADDITIONAL EXPENSE OF SOLICITING PROXIES.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                            /s/ KIMBERLY N. KING

                                KIMBERLY N. KING

                            Corporate Secretary and
                               Associate Counsel

                            Los Angeles, California
                               February 28, 1997

                                      LOGO

                       KAUFMAN AND BROAD HOME CORPORATION

                            10990 Wilshire Boulevard
                         Los Angeles, California 90024
                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 3, 1997

                            ------------------------

                              GENERAL INFORMATION

  Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy in the form enclosed to be used at the Company's Annual Meeting of Stockholders which will be held on Thursday, April 3, 1997 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A copy of the Company's Annual Report to Stockholders for the fiscal year ended November 30, 1996, including audited financial statements, is also being mailed to stockholders concurrently with this Proxy Statement. It is anticipated that the mailing to stockholders of this Proxy Statement, and the enclosed Proxy Card, will commence on or about February 28, 1997.

  You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and promptly return your Proxy Card in the envelope provided. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by written notice to the Company's Secretary, and, if you attend the Annual Meeting, you may vote your shares in person.

  Only holders of record of the 38,818,951 shares of Common Stock outstanding at the close of business on February 18, 1997 will be entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. There is no right to cumulative voting.

  The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked will be voted in accordance with the choices specified. Where no specification is made with respect to any item submitted to a vote, such shares will be voted for the election as directors of the Company of the three persons named under "Election of Directors" on pages 3 and 4. Since the proxy confers discretionary authority to vote upon other matters that properly may come before the meeting, shares represented by signed proxies returned to the Company will be voted in accordance with the judgment of the person or persons voting the proxies on any other matters that properly may be brought before the meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors.

  The persons named as proxies on the enclosed Proxy Card are Bruce Karatz, Chairman and Chief Executive Officer, Barton P. Pachino, Senior Vice President and General Counsel, and Kimberly N. King, Corporate Secretary and Associate Counsel.

                             ELECTION OF DIRECTORS

                            ------------------------

  At the Annual Meeting, the Board of Directors will present as nominees and recommend to the stockholders that each of the three persons listed below be elected as Class II Directors to serve for a three-year term ending at the 2000 Annual Meeting of Stockholders. Should any of these nominees become unable to serve as a director, the persons named on the enclosed Proxy Card will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may recommend in place of such nominee.

  The Board of Directors has nominated three candidates to stand for re-election as Class II Directors. A brief summary of each nominee's principal occupation, business affiliations and other information follows.

--------------------------------------------------------------------------------

ANTOINE JEANCOURT-GALIGNANI, age 60,
was named Chairman and Chief
Executive Officer of Assurances
Generales de France, one of France's
largest insurance companies, in 1994.
From 1981 through 1993, he served as
the Chairman and Chief Executive
Officer of Banque Indosuez. He joined
Banque Indosuez in 1979 as President,
and was named Chairman in 1981. Prior
to joining Banque Indosuez, he was
Executive Vice President of Credit
Agricole. Mr. Jeancourt-Galignani is
a director of Bouygues, Total,
Societe Generale, Paribas,
Pinault-Printemps-Redoute and
Aachener und Munchener (AMB); he also
serves as the Chairman of the
Supervisory Board of Euro Disney
S.C.A. He is a graduate of l'Ecole
Nationale d'Administration (l'ENA).
Mr. Jeancourt-Galignani has been a
director of the Company since 1989.
-------------------------------------------------------------------------------

                                           BRUCE KARATZ, age 51, has been
                                           President, Chief Executive Officer
                                           and a director of the Company since
                                           1986, and was named Chairman in 1993.
                                           From 1980 until the formation of the
                                           Company in 1986, Mr. Karatz was
                                           President of Kaufman and Broad
                                           Development Group. He joined the
                                           Company's predecessor in 1972, and
                                           from 1976 through 1980 he was
                                           President of its French homebuilding
                                           subsidiary. Mr. Karatz is a director
                                           of Honeywell Inc., National Golf
                                           Properties, Inc., and Smith's Food &
                                           Drug Centers, Inc. Among his civic
                                           and professional activities, Mr.
                                           Karatz is a trustee of the RAND
                                           Corporation; a member of the Council
                                           on Foreign Relations, the Board of
                                           the National Park Foundation, and the
                                           University of Southern California Law
                                           Center Board of Councilors; and
                                           Co-Chairman of the Mayor's Alliance
                                           for a Safer L.A.

---------------------------------------------------------------------------


CHARLES R. RINEHART, age 50, is
Chairman and Chief Executive Officer
of H. F. Ahmanson & Company and its
principal subsidiary, Home Savings of
America. Mr. Rinehart joined H. F.
Ahmanson in 1989, where he also
currently serves on the Executive
Committee of the Board of Directors.
From 1983 to 1989, Mr. Rinehart
served as President of Avco Financial
Services, where he was appointed
Chief Executive Officer in 1985. Mr.
Rinehart is a director of the Federal
Home Loan Bank of San Francisco and
the Los Angeles World Affairs
Council. His civic and professional
activities include memberships in
Fannie Mae's National Advisory
Council, the Thrift Institution
Advisory Council, the Los Angeles
Business Advisory Council, the
Casualty Actuarial Society, and the
Tustin Public Schools Foundation
Campaign Committee. He also serves on
the Advisory Committee of Drug Use is
Life Abuse and is a Fellow of the
American Academy of Actuaries. Mr.
Rinehart was elected as a director by
the Board in 1996.

  The other directors of the Company and their respective principal occupations, business affiliations and other information for at least the past five years are as follows.

--------------------------------------------------------------------------------

RONALD W. BURKLE, age 44, is the
Managing Partner and majority owner
of The Yucaipa Companies, a private
investment firm and the controlling
shareholder of Ralphs Grocery
Co./Food 4 Less Supermarkets, Cala
Foods, Dominick's Finer Foods and
Falley's. Mr. Burkle is Chairman of
these companies and is Chief
Executive Officer of Smith's Food &
Drug Centers, Inc. Mr. Burkle's
community affiliations include
serving as Chairman of D.A.R.E.
America and serving on the boards of
the Western NIS Enterprise Fund, the
U.S. Small Business Advisory Council
and the Executive Board for the
Medical Sciences of UCLA. He is a
member of the board of Claremont
University Center, the Museum of
Contemporary Art and the Los Angeles
Music Center. In addition, Mr. Burkle
serves on the board of the Food
Employers Council in California and
he is the founder and trustee of the
Ralphs/Food 4 Less Foundation. Mr.
Burkle has been a director of the
Company since 1995, and his term
expires in 1998.

------------------------------------------------------------------------------

                                           JANE EVANS, age 52, is President and
                                           Chief Operating Officer of SmartTV.
                                           From 1991 to 1995 she served as Vice
                                           President and General Manager, Home
                                           and Personal Services Division, U S
                                           West Communications, Inc. From 1987
                                           to 1989 she was a general partner of
                                           Montgomery Securities, and from 1989
                                           until 1991 she was President and
                                           Chief Executive Officer of the
                                           InterPacific Retail Group. Ms. Evans
                                           serves as a director of Philip Morris
                                           Companies, Inc., Edison Brothers
                                           Stores, Inc., Georgia Pacific, and
                                           BancOne-Arizona. Ms. Evans' term
                                           expires in 1999. She has been a
                                           director since 1993.

----------------------------------------------------------------------------


DR. RAY R. IRANI, age 62, is Chairman
and Chief Executive Officer of
Occidental Petroleum Corporation
("Occidental"). He joined Occidental
in 1983 as Chairman and Chief
Executive Officer of Occidental
Chemical Corporation, an Occidental
subsidiary, and as Executive Vice
President of Occidental. In 1984 he
was elected to the Board of Directors
of Occidental and was named President
and Chief Operating Officer. He
assumed the responsibilities of
Chairman and Chief Executive Officer,
in addition to President, in 1990.
Dr. Irani has served as Chairman of
Canadian Occidental Petroleum, an
Occidental affiliate, since 1986 and
as a director since 1984. An Honorary
Fellow of the American Institute of
Chemists, Dr. Irani is a director of
the National Association of
Manufacturers, the American Petroleum
Institute, the National Committee on
United States-China Relations, Cedars
Bank (formerly Bank Audi), and the
Jonsson Cancer Center
Foundation/UCLA. He is a member of
The President's Export Council, the
National Petroleum Council, the
Scientific Research Society of
America, the American Chemical
Society, and the Industrial Research
Institute. He is a trustee of the
University of Southern California and
serves on the CEO Board of Advisors
of the University's School of
Business Administration. He is also a
trustee of the American University of
Beirut, and St. John's Health Center.
Dr. Irani has been a director of the
Company since 1992, and his term
expires in 1998.

-------------------------------------------------------------------------------

                                           JAMES A. JOHNSON, age 53, has been
                                           Chairman and Chief Executive Officer
                                           of Fannie Mae since 1991, and served
                                           as its Vice Chairman from 1990 until
                                           his election to his present position.
                                           Prior to joining Fannie Mae, Mr.
                                           Johnson served as Managing Director
                                           of Lehman Brothers, an investment
                                           banking firm, from 1985 until 1989.
                                           He is Chairman of The John F. Kennedy
                                           Center for the Performing Arts,
                                           Chairman of The Brookings Institution
                                           and is a member of the Council on
                                           Foreign Relations. He serves on the
                                           boards of Fannie Mae, The Dayton
                                           Hudson Corporation, United HealthCare
                                           Corporation, the Alliance to Save
                                           Energy, The Enterprise Foundation,
                                           the National Housing Endowment, the
                                           National Alliance to End
                                           Homelessness, Carnegie Corporation of
                                           New York and Carnegie Endowment for
                                           International Peace. Mr. Johnson has
                                           been a member of the Board of
                                           Directors since 1992. His term
                                           expires in 1999.

----------------------------------------------------------------------------


GUY NAFILYAN, age 52, has been
President and Chief Executive Officer
of Kaufman and Broad France, the
Company's operation based in Paris,
France, and Executive Vice President
and President of European Operations
of the Company since April 1992. He
was a Senior Vice President of the
Company from 1987 to 1992, and from
1983 through 1987 he was President of
Kaufman and Broad, S.A. (the
predecessor to Kaufman and Broad
France). Mr. Nafilyan's term expires
in 1998, and he has been a director
of the Company since 1987.

-------------------------------------------------------------------------------

                                           LUIS G. NOGALES, age 53, has been
                                           Chairman and Chief Executive Officer
                                           of Embarcadero Media, Inc., a media
                                           acquisition firm specializing in
                                           Spanish language radio stations,
                                           since 1992. From 1990 through 1993,
                                           he was President of Nogales Partners,
                                           and from 1989 to 1990 he was General
                                           Partner in Nogales Castro Partners,
                                           both media acquisition firms. From
                                           1986 to 1988, Mr. Nogales was
                                           President of Univision, the nation's
                                           largest Spanish language television
                                           network, and from 1983 to 1986 he was
                                           Chairman and Chief Executive Officer
                                           of United Press International. He is
                                           a director of Adolph Coors Company
                                           and Southern California Edison
                                           Company; a member of the Inter-
                                           American Dialogue; a trustee of The
                                           Ford Foundation and Vice President of
                                           the Board of Trustees of Stanford
                                           University. Mr. Nogales has been a
                                           director of the Company since 1995.
                                           His term expires in 1998.

-----------------------------------------------------------------------------


SANFORD C. SIGOLOFF, age 66, has been
Chairman, President and Chief
Executive Officer of Sigoloff &
Associates, Inc. since 1989 and in
1994 was appointed to the California
State Board of Education by
California Governor Pete Wilson. Mr.
Sigoloff was President and Chief
Executive Officer of L. J. Hooker
Corporation from 1989 to 1992, and
was Chairman, President and Chief
Executive Officer of Wickes
Companies, Inc., a retail and
wholesale merchandiser, from 1982 to
1988. Mr. Sigoloff was a Presidential
appointee to the United States
Holocaust Memorial Council in
Washington, D.C. from 1988 through
1994 and is a Fellow in the American
College of Bankruptcy. Mr. Sigoloff
is a director of ChatCom, Inc.,
Digital Video Systems, Inc.,
SunAmerica Inc., Movie Gallery, Inc.
and Wickes PLC-London, England. Among
his many civic involvements, Mr.
Sigoloff is a director of the
National Conference of Christians and
Jews and the Center Theater Group; a
trustee of the UCLA Foundation, the
Medical Centers of Cedars-Sinai and
Chaim Sheba; a member of the
Executive Committee of the City of
Hope and the Executive Board and the
Board of Governors of The American
Jewish Committee; and a national
trustee and Vice President of the
National Jewish Center for Immunology
and Respiratory Medicine. He has been
a director of the Company or its
predecessor company since 1979. His
term as a director expires in 1999.

                          THE BOARD AND ITS COMMITTEES

                            ------------------------


  The Company's Board of Directors held five regular and one telephonic meeting during the fiscal year ended November 30, 1996. Management also periodically conferred with directors between meetings regarding Company affairs. During 1996, all directors attended 75% or more of the total aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served, except Mr. Jeancourt-Galignani.

  The committees of the Board of Directors consist of the Personnel, Compensation and Stock Plan Committee, the Audit and Compliance Committee, the Nominating and Corporate Governance Committee and the Executive Committee.

PERSONNEL, COMPENSATION AND STOCK PLAN COMMITTEE
The Personnel, Compensation and Stock Plan Committee reviews and makes recommendations regarding compensation and other employment benefits for the Company's officers and other members of senior management. The committee also reviews and approves all awards made under the Company's employee stock plans, the annual merit increase guidelines for base salaries for all employees and all officer nominations. Throughout fiscal 1996, the members of the committee were Messrs. Burkle, Irani, and Johnson. Mr. Johnson is Chairman. Mr. Rinehart was elected to the committee in December 1996. The committee held three meetings during fiscal 1996; members were also periodically consulted by management to discuss compensation or personnel issues between meetings. See the "Personnel, Compensation and Stock Plan Committee Report on Executive Compensation" (the "Compensation Committee Report") at pages 14--17.

AUDIT AND COMPLIANCE COMMITTEE
The function of the Audit and Compliance Committee is to approve the selection of, and review all services performed by, the Company's independent auditors; to meet, consult with, and receive reports from the Company's independent auditors, its financial and accounting staff and its internal audit department; and to review and take action, or make recommendations to the Board of Directors, with respect to the scope of the audit procedures, accounting practices, and internal accounting and financial controls of the Company. The committee held three meetings during fiscal 1996. The committee is comprised of Ms. Evans and Messrs. Jeancourt-Galignani, Nogales and Sigoloff. Mr. Sigoloff serves as Chairman.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee is responsible for recommending director candidates for the Board, setting policies regarding and evaluating existing directorships, recommending assignments to the committees of the Board and recommending director compensation. The committee also considers and makes recommendations to the Board concerning issues of corporate governance. Throughout fiscal 1996, the members of the committee were Ms. Evans and Messrs. Irani and Johnson. Dr. Irani is Chairman of the committee, which met three times during the year. Mr. Nogales was elected to the committee in December 1996.

  The Nominating and Corporate Governance Committee will consider qualified nominees for director nominated by stockholders. Stockholders wishing to make such recommendations should submit the name of the candidate and the candidate's background and qualifications to the committee, c/o the Secretary of the Company, 10990 Wilshire Boulevard, Los Angeles, California 90024 not later than January 1 of the year in which the proposed candidate is to be considered for nomination.

EXECUTIVE COMMITTEE
The Executive Committee has the authority of the Board of Directors between meetings of the Board of Directors except to the extent that such authority may be limited by the Company's Bylaws (which do not currently provide for any such limitation) or by applicable law. Messrs. Karatz and Sigoloff serve on the committee, of which Mr. Sigoloff is Chairman. The committee did not meet in 1996, but acted periodically by written consent.

COMPENSATION PAID TO BOARD MEMBERS
Directors who are employees of the Company receive no additional compensation for their service on the Board of Directors. Directors who are not employees of the Company are paid a quarterly retainer of $5,000, plus $1,500 for each Board of Directors and $1,000 for each committee meeting attended. If two committee meetings are attended on the same day, only $500 is paid for attendance at the second committee meeting. Additionally, each committee chairman receives a quarterly retainer of $1,250. Directors may defer all or a portion of their fees until a later specified event, such as retirement. Directors are reimbursed for travel and other expenses related to attendance at Board of Directors and committee meetings.

  In March 1996, pursuant to the Company's 1993 Director Stock Plan, each non-employee director who was a director of the Company immediately following the 1996 Annual Meeting of Stockholders, and who had served as a director for a specified period of time immediately prior to such meeting, received an annual grant of 500 shares of the Company's Common Stock.

  With a view toward further aligning the compensation of the Company's directors with the equity interests of the Company's stockholders, as well as simplifying director compensation by using one form of equity security, in September 1996 the Board adopted the Kaufman and Broad Home Corporation Non-Employee Directors Stock Unit Plan (the "Directors Stock Unit Plan"), and simultaneously terminated the Kaufman and Broad Home Corporation 1993 Director Stock Plan and the Kaufman and Broad Home Corporation Directors Restricted Stock Plan. Under the Directors Stock Unit Plan, each director will receive an annual grant of 1,200 deferred Common Stock units ("Stock Units") as of each Annual Meeting of Stockholders, 500 of which Stock Units are intended to replace the annual grant of 500 shares of Common Stock previously awarded to directors under the 1993 Director Stock Plan. Similar to the election that was made available to directors under the former Directors Restricted Stock Plan, under the Directors Stock Unit Plan directors may also elect to receive all or a portion of their Board retainers and meeting fees in Stock Units rather than in cash. Directors who make this election receive Stock Units valued at 110% of the cash fees to which they would otherwise have been entitled. On the date of the adoption of the Directors Stock Unit Plan, (i) each director received a one time grant of 700 Stock Units and (ii) all shares of restricted Common Stock held by directors under the Directors Restricted Stock Plan were canceled and directors were credited with an equivalent number of Stock Units. The shares of Common Stock represented by the Stock Units will be distributed in-kind or in cash, at the election of the participating director, when he or she retires or otherwise leaves the Board. Directors earn the equivalent of cash dividends on, but do not have voting or investment power with respect to, the shares of Common Stock represented by the Stock Units.

  In furtherance of the Company's overall support for charitable giving, and in acknowledgment of the service of the Company's directors, in 1995 the Company established the Directors' Legacy Program. Under the program, when a director dies, the Company will donate up to $500,000 (in $50,000 increments) to no more than five charitable organizations or educational institutions of the director's choice. All directors may participate in the program. Directors vest in the program in five equal annual installments of $100,000; a director must serve on the Board for five consecutive years to be fully vested in the program. To be eligible to receive a donation, a recommended organization must be an educational institution or charitable organization and must qualify to receive tax-deductible donations under the Internal Revenue Code. The program is funded by life insurance contracts maintained by the Company on the lives of the participating directors. This funding is structured such that the life insurance proceeds are expected to equal or exceed the cost to the Company of maintaining the program. The program has no direct compensation value to directors or their families because they do not receive any direct cash or tax savings.

                     BENEFICIAL OWNERSHIP OF COMPANY STOCK

                            ------------------------

DIRECTORS AND MANAGEMENT

The following information is furnished as of February 18, 1997 to indicate the beneficial ownership of the Company's Common Stock by each director and each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers") individually, and by all directors and all executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. No director or executive officer owns more than 1% of the Company's Common Stock, other than Mr. Karatz who owns 3.3%. As a group, all directors and executive officers of the Company own an aggregate of 4.3% of the Company's Common Stock.

                                              AMOUNT AND NATURE OF
                                                   BENEFICIAL
                   NAME OF BENEFICIAL OWNER        OWNERSHIP(A-D)
                 -------------------------------------------------
                 Ronald W. Burkle                            4,811
                 Jane Evans                                  3,636
                 Dr. Ray R. Irani                           14,853
                 Antoine Jeancourt-Galignani                 7,007
                 James A. Johnson                           19,916
                 Bruce Karatz                            1,299,643
                 Guy Nafilyan                              135,000
                 Luis G. Nogales                             1,918
                 Charles R. Rinehart                         1,546
                 Sanford C. Sigoloff                        25,152
                 Michael F. Henn                            40,000
                 Lisa G. Kalmbach                           24,101
                 Albert Z. Praw                             24,522
                 All directors and executive
                 officers as a group (20 persons)        1,664,080
                 -------------------------------------------------

(a) Included are Stock Units granted to directors under the Directors Stock Unit Plan, and upon termination of the Non-Employee Directors Retirement Plan in 1995, in the following amounts: Mr. Burkle, 4,311; Ms. Evans, 2,136; Dr. Irani, 2,853; Mr. Jeancourt-Galignani, 5,007; Mr. Johnson, 6,916; Mr. Nogales, 1,418; Mr. Rinehart, 1,546; and Mr. Sigoloff, 9,852.

(b) Included are shares of Common Stock subject to acquisition within 60 days of February 18, 1997 through the exercise of stock options granted under the Company's employee stock plans in the following amounts: Mr. Karatz, 1,125,968; Mr. Nafilyan, 41,000; Mr. Henn, 20,000; Ms. Kalmbach, 22,850; Mr.
    Praw, 16,000; and the executive officers as a group, 1,290,068. No non-employee director holds stock options.

(c) Included are a total of 183,888 shares of restricted Common Stock granted under the Company's employee stock plans. Mr. Karatz holds 112,500 and Mr. Nafilyan holds 56,250 shares of restricted Common Stock granted in 1991. These shares vest in twelve equal annual installments, the first of which vested in 1994; full vesting will occur in the year 2005. Mr. Karatz also holds 10,131 shares of restricted Common Stock granted in 1997. These shares were earned pursuant to a performance-based incentive compensation formula in Mr. Karatz' employment agreement and will vest, subject to certain conditions, following his retirement at age 55 or older. In all cases, executives must be employed by the Company at the time of vesting to receive the shares of Common Stock.

(d) Included are shares of Common Stock held in certain trusts as follows: Mr. Henn holds 20,000 shares of Common Stock in a trust of which he is co-trustee and has a contingent beneficial interest and over which he shares voting and investment power; and Mr. Praw holds 8,522 shares of Common Stock in a trust of which he is the sole trustee and sole beneficiary and over which he exercises sole voting and investment power.

BENEFICIAL OWNERS OF MORE THAN 5 PERCENT

Based on filings made under Section 13(g) of the Securities Exchange Act of 1934, as amended, as of February 18, 1997 the only entities known to be beneficial owners of more than 5% of the Company's Common Stock were as follows.

                                                  AMOUNT AND
                                                  NATURE OF      PERCENT
                  NAME AND ADDRESS OF BENEFICIAL  BENEFICIAL       OF
                               OWNER              OWNERSHIP (A-B) CLASS
                 -------------------------------------------------------
                 Franklin Resources, Inc.          4,851,100       12.5%
                 777 Mariners Island Boulevard
                 San Mateo, CA 94404
                 FMR Corp.                         4,659,339       12.0%
                 82 Devonshire Street
                 Boston, MA 02109
                 -------------------------------------------------------

(a) Pursuant to the amendment to Schedule 13G dated February 12, 1997 filed with the Securities and Exchange Commission, direct and indirect advisory subsidiaries of Franklin Resources, Inc. have sole voting and dispositive power with respect to an aggregate of 4,851,000 shares of the Company's Common Stock as follows: Templeton Global Advisors Limited ("TGAL"), 3,853,000; Templeton Investment Counsel, Inc., 771,000; Franklin Advisers, Inc., 104,000; Templeton Management Limited, 94,500; accounts advised by TGAL under a subadviser agreement, 26,000; and Templeton Investment Management (Australia) Limited, 2,600.

(b) Pursuant to the amendment to Schedule 13G dated February 11, 1997 filed by FMR Corp. with the Securities and Exchange Commission, 4,508,804 of the shares reported are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies, and as to which shares FMR Corp. and Mr. Edward C. Johnson 3d exercise sole dispositive power but no voting power. The remaining 150,535 of the shares reported are beneficially owned by Fidelity Management Trust Company, a bank and a wholly-owned subsidiary of FMR Corp., as to which each of Edward C. Johnson 3d and FMR Corp. has sole dispositive power, has sole voting power with respect to 64,335 shares and has no voting power with respect to 86,200 shares.

                     PERSONNEL, COMPENSATION AND STOCK PLAN
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                            ------------------------

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company's executive compensation philosophy is generally to reward contributions that increase the value of the Company. Accordingly, the design, structure and administration of executive officer compensation is intended to:

- Link compensation to the creation of stockholder value;
- Reward contributions that further the Company's mission by aligning individual performance objectives with the Company's performance objectives;
- Balance compensation elements to achieve short-term business plans and long-term strategic objectives; and
- Attract, retain and motivate executives of the highest quality.

  Of these objectives, the Personnel, Compensation and Stock Plan Committee (the "Committee" or the "Compensation Committee") places greatest emphasis on rewarding executive officers based on the Company's performance. The Compensation Committee believes that the use of performance-based cash bonuses and long-term incentives, evidence the Company's commitment to a vital and explicit link between executive officer compensation and the creation of stockholder value.

  The process utilized by the Compensation Committee in determining executive officer compensation takes into account both qualitative and quantitative factors. In determining compensation in 1996, the Committee utilized pre-tax income as the quantitative indicator of performance. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as the successful implementation of major projects and the assumption of additional responsibilities.

  The Company's performance substantially improved in 1996 over 1995. Although market conditions continued to be difficult in two of the Company's principal markets, California and France, improved results were achieved through the execution of four major strategies set out by the Company at the beginning of 1996: increased non-California U.S. expansion; improved return on investment; aggressive inventory and debt reduction; and improved operating margin. As part of its non-California expansion strategy, during the year the Company purchased San Antonio, Texas-based Rayco, Ltd. This acquisition, together with other expansion operations, brought the level of the Company's domestic business outside of California to nearly 50% by year-end. As a result of the strategies undertaken by the Company in 1996, total revenues increased 28% over 1995, earnings per share (excluding the non-cash charge for impairment of long-lived assets) increased 64% over 1995, unit deliveries increased 30% over 1995, and year-end backlog value increased 76% over 1995.

COMPENSATION COMPONENTS

The primary components of executive compensation are base salary, annual cash incentives and long-term incentives. Each component plays an important role in the Company's overall approach to compensation.

  Base salaries provide a necessary element of stability in the Company's total compensation program, and as such, are not subject to significant variability. Base salaries for executive officers are established in light of the responsibilities and contributions of each position and the competitive market for comparable talent.

  Annual cash incentives are a significant component of executive officer compensation. Through extensive use of cash incentives, the Committee links a substantial portion of annual compensation for key executives directly to the Company's objectives and profitability. Annual cash incentives are based upon achievement of specific measures of Company performance as well as the Committee's assessment of the executive's performance.

  Long-term incentive compensation, including the opportunity for significant stock ownership or cash compensation tied to the Company's performance over a period of years, is a fundamental mechanism through which the Company aligns stockholder and executive interests. Long-term incentive compensation primarily takes the form of stock-based awards under the Company's 1988 Employee Stock Plan and the Performance-Based Incentive Plan for Senior Management. Most awards are in the form of stock options or shares of restricted Common Stock that vest over a period of years. In 1996, the Compensation Committee also made awards of performance units ("Performance Units") under a new Unit Performance Program (the "UPP") for key managers.

  The following describes how the Named Executive Officers as a group were paid in 1996. Please see the compensation tables at pages 22-24 for a detailed presentation of compensation earned by the Named Executive Officers in 1996. The specifics of Chief Executive Officer compensation are addressed separately in this report.

Base Salaries. The Compensation Committee authorized a 4% increase in base salaries for all Company employees in 1996, which increase was determined by the Company's improved performance, and by general reference to national trends across industries. Base salaries for the Named Executive Officers were consistent with the Company-wide increase, except for Mr. Karatz who received no increase from his salary at the end of fiscal 1995 and Ms. Kalmbach who received a greater increase upon her promotion in September 1996. See "Employment Agreements and Change in Control Arrangements" at page 20 for a further discussion of Ms. Kalmbach's promotion and her new employment agreement.

Annual Cash Incentive Awards. Key operational officers, including Mr. Karatz and Ms. Kalmbach, earned annual cash incentive awards based upon a specific percentage of the Company's (or a particular business unit's) pre-tax, preincentive income ("PPI"). Annual incentive bonuses for certain other executives, including Messrs. Nafilyan and Praw, were determined in the discretion of the Compensation Committee based on the achievement of specific objectives and/or the Committee's assessment of their job performance. Mr. Henn's annual incentive award was determined by a combination of a percentage participation in the Company's PPI and the Committee's assessment of his job performance.

  Because cash incentive compensation paid to the Company's executive officers is largely determined by the Company's performance, executive officers earned more cash incentive compensation in 1996 than they did in 1995 as a result of the Company's improved performance. Of the total cash compensation paid to the Named Executive Officers in 1996, 49% was from incentives determined by the Company's performance.

Long-Term Incentive Compensation. As shown in the table entitled "Option/SAR Grants in Last Fiscal Year" on page 23, in early 1996 the Compensation Committee made stock option grants to each of the Named Executive Officers. In September 1996, the Committee made an additional, special grant of 25,000 stock options to each of Ms. Kalmbach and Mr. Praw upon their respective promotions to Senior Vice President, Regional General Manager. Stock option grants are made to executives to increase their individual ownership interest in the Company and to further align their interests with stockholders. The awards also encourage retention of key executive talent.

  In 1996, the Compensation Committee also implemented the UPP. This new incentive compensation program is intended to motivate senior management toward improving the Company's long-term performance by providing substantially higher risk long-term incentive compensation which, in turn, offers executives a corresponding opportunity to earn higher returns. Participants in the UPP include all executive officers, division presidents and certain other senior managers. Generally, the value of Performance Units awarded under the UPP will be realized, if at all, three years after the date of grant. In 1996, the Committee made a grant to participating executives of Performance Units which will vest in three years, as well as a one-time grant of Performance Units which will vest in two years with an opportunity to earn a two-thirds pay-out. This one-time grant with a shortened cycle was awarded in view of the fact that the Committee did not make any a similar long-term incentive awards in 1995.

  The value of Performance Units awarded under the UPP is measured over the period that the Performance Unit is outstanding by (i) the Company's cumulative earnings per share ("EPS") and (ii) the average return on investment ("ROI") of the specific operations for which the participating executive is responsible. The weighting of both factors, as well as the individual performance targets for each executive, are established on an annual basis by the Compensation Committee. For all awards made in 1996, EPS will determine 75% of the award and ROI will determine 25% of the award. Awards paid, if any, may be paid in cash or in stock or stock equivalents, at the discretion of the Committee. See "Long-Term Incentive Plans -- Awards in Last Fiscal Year" at page 24 for the Performance Units granted to each Named Executive Officer in 1996.

  In determining the number of long-term incentive awards made to each of the Named Executive Officers in 1996, the Compensation Committee assessed the executive's actual and anticipated contribution to the Company's business, as well as the executive's total proposed compensation for the year.

Compensation of Chief Executive Officer in 1996. In keeping with the Company's compensation objectives, Mr. Karatz' compensation is largely driven by cash and stock-based incentives that are directly tied to the Company's financial performance.

  Mr. Karatz is employed under an agreement that went into effect at the beginning of fiscal 1996. Pursuant to his agreement, Mr. Karatz received a base salary of $650,000 in 1996 and an annual incentive bonus of cash and restricted Common Stock, the amount of which was determined by a formula based on the Company's PPI. See "Employment Agreements and Change in Control Arrangements" at page 19 for a detailed description of Mr. Karatz' incentive compensation formula. All incentive compensation paid to Mr. Karatz under his employment agreement is made under and subject to the limitations set forth in the Kaufman and Broad Home Corporation Performance-Based Incentive Plan for Senior Man-agement, which was approved by the Company's stockholders in 1995 and is designed to qualify incentive compensation in excess of $1 million paid to the Named Executive Officers for a tax deduction under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Under his employment agreement Mr. Karatz is also entitled to receive other benefits afforded to other executives of the Company and, accordingly, in 1996 Mr. Karatz received a discretionary award of 50,000 stock options and 500 Performance Units under the UPP in accordance with the principles described above.

  Because the incentive compensation formula in Mr. Karatz' new agreement reduced his annual cash incentive compensation in favor of performance-contingent awards of restricted Common Stock, Mr. Karatz earned 29% less cash compensation in 1996 under his new agreement than he would have earned under his former employment agreement.

POLICY ON DEDUCTIBILITY OF COMPENSATION

The Company intends to comply with the requirements of Section 162(m) with respect to maintaining tax deductibility for all executive compensation, except in circumstances when the Compensation Committee believes that such compliance would not be in the best interests of the Company or its stockholders. The Company believes that all executive officer compensation paid in 1996 met the deductibility requirements of Section 162(m).

PERSONNEL, COMPENSATION AND STOCK PLAN COMMITTEE

The Compensation Committee is responsible for setting the compensation direction of the Company. The Committee establishes and monitors all executive compensation programs, including those covering the Named Executive Officers. For each of the Company's executive officers, the Committee determines annual base salary, annual cash bonus awards, and long-term incentive awards. The Committee also approves all officer nominations and determines annual merit increase guidelines for all Company employees. The Committee is composed entirely of non-employee directors.

  This report is respectfully submitted by the members of the Committee:

James A. Johnson, Chairman
Ronald W. Burkle
Dr. Ray R. Irani

  Mr. Rinehart was elected to the Committee after the close of the Company's 1996 fiscal year. Accordingly, Mr. Rinehart is not included in the list of Committee members who have submitted the above Compensation Committee Report for fiscal 1996.

  The above Compensation Committee Report and the Common Stock Price Performance graph set forth on page 18 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                       KAUFMAN AND BROAD HOME CORPORATION
                         COMMON STOCK PRICE PERFORMANCE

                            ------------------------

  The graph below compares the cumulative total return(a) of Kaufman and Broad Home Corporation, the S&P 500 Index and the S&P Homebuilding Index. The Dow Jones Home Construction Index is presented for informational purposes only.

   Measurement Period        Kaufman and                      Dow Jones       S&P Home
  (Fiscal Year Covered)         Broad          S&P 500       Home Const.      Building
1991                             100             100             100             100
1992                             118             154             118             157
1993                             156             199             130             186
1994                             101             112             132             128
1995                             105             161             181             208
1996                             106             162             231             197

      ---------------------------------------------------------------------------------------
                                         1991     1992     1993     1994     1995     1996
      ---------------------------------------------------------------------------------------
        Kaufman and Broad Home
           Corporation                   $100     $118     $156     $101     $105     $106
      ---------------------------------------------------------------------------------------
        S&P 500 Index                    $100     $118     $130     $132     $181     $231
      ---------------------------------------------------------------------------------------
        Dow Jones Home Construction
          Index(b)                       $100     $157     $186     $128     $209     $197
      ---------------------------------------------------------------------------------------
        S&P Homebuilding Index(b)        $100     $154     $199     $112     $161     $162
      ---------------------------------------------------------------------------------------

  The above graph is based upon the Common Stock and index prices calculated as of the last trading day before December 1st for each of the last five fiscal year-end periods. The Company's November 29, 1996 closing Common Stock price on the New York Stock Exchange was $12.875 per share. On February 18, 1997, the Company's Common Stock closed at $14.125 per share. The performance of the Company's Common Stock depicted in the graph above represents past performance only and is not indicative of future performance.

(a) Total return assumes $100 invested at market close on November 29, 1991 in Kaufman and Broad Home Corporation, the S&P 500 Index, the Dow Jones Home Construction Index and the S&P Homebuilding Index, including reinvestment of dividends.

(b) The three companies that comprise the S&P Homebuilding Index are: Pulte Corporation, Centex Corporation, and the Company. The six companies that comprise the Dow Jones Home Construction Index include the foregoing companies, as well as: Standard Pacific Corp., The Ryland Group, Inc., and Clayton Homes, Inc.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

                            ------------------------

EMPLOYMENT AGREEMENTS

Since the beginning of fiscal 1996, Mr. Karatz has been employed under an agreement which provides for a six-year term and which will thereafter be automatically renewed for a one-year period each December 1, subject to the right of Mr. Karatz or the Company to terminate on six months' prior notice. In the event Mr. Karatz' employment is terminated prior to expiration of the agreement as a result of a "change of ownership" of the Company or termination of his employment without cause, he will receive a payment equal to two times his average annual compensation for the prior three fiscal years. Mr. Karatz is entitled to receive similar benefits in the event his employment is terminated as a result of death or disability.

  The annual incentive bonus formula in Mr. Karatz' employment agreement provides him with an opportunity to earn an annual cash incentive bonus in an amount equal to 1.25% of the Company's PPI. The formula further provides that no such bonus will be paid in any year in which the Company does not achieve a specified pre-tax return on equity and, if paid, such bonus may not exceed a specified dollar amount. The bonus formula in the agreement also includes an opportunity to earn an annual award of restricted Common Stock. The number of shares of restricted Common Stock awarded each year, if any, is determined by dividing (i) the product of .50% times the Company's PPI in excess of $50,000,000 by (ii) the average trading price of the Company's Common Stock on the date of grant. No annual bonus of restricted Common Stock will be awarded to Mr. Karatz in any year in which the Company does not generate PPI exceeding the above-stated level and, if such level is exceeded, there is a specified limit on the number of shares that may be awarded. The shares of restricted Common Stock will vest, subject to certain conditions following his retirement at age 55 or older.

  Under his agreement, Mr. Karatz is entitled to a minimum annual base salary of $650,000, which is subject to annual adjustment in the discretion of the Board of Directors. Mr. Karatz is also entitled to a nonqualified retirement arrangement pursuant to which he will receive an annual pension of $492,000, payable for 25 years, if he continues in the employment of the Company until age
60. If Mr. Karatz retires before or after age 60, he will be entitled to a lesser or greater amount, as the case may be, pursuant to an actuarially defined formula based on the returns from continuing annual contributions by the Company to a retirement trust. Based on this formula, if Mr. Karatz retires after age 60, his annual pension will increase by varying amounts, but at an average annual rate of 13.7%. The retirement arrangement is structured so that upon Mr. Karatz' death, the Company will recover 105% of the after-tax cost to the Company of his retirement benefit. The retirement arrangement also contemplates certain benefits prior to retirement in the event of death, disability, or a "change in control" of the Company.

  In accord with French law, Mr. Nafilyan does not have an employment agreement with the Company.

  Mr. Henn is employed under an agreement with the Company dated June 7, 1994, pursuant to which he receives a specified base salary which is subject to annual adjustment in the discretion of the Compensation Committee. Mr. Henn's annual incentive compensation is determined, in part, by a formula based on the Company's PPI and, in part, by a discretionary award based on his performance up to a specified percentage of his base salary.

  During most of fiscal 1996, Ms. Kalmbach was employed under an agreement with the Company dated April 6, 1992 and Mr. Praw was employed under an agreement with the Company dated February 20, 1994. Each of their agreements provided for a specified base salary which was subject to adjustment in the discretion of the Compensation Committee. Ms. Kalmbach's agreement provided for an annual incentive compensation award based on a specified percentage of the PPI of the Company's South Bay division, of which she was President. Mr. Praw's agreement provided for a discretionary annual incentive compensation award based on his performance up to a specified percentage of his base salary.

  As of September 1, 1996, the Company's senior management team was restructured through the appointment of three Senior Vice President, Regional General Managers to oversee the Company's operations on a regional basis. The three new Senior Vice President, Regional General Managers are: Glen Barnard (Central Region), Lisa Kalmbach (North Region) and Albert Praw (South Region). Accordingly, Ms. Kalmbach and Messrs. Barnard and Praw entered into new employment agreements reflecting their respective promotions. Each agreement provides for a specified base salary that became effective as of their September 1, 1996 promotions. Under the new employment agreements, Ms. Kalmbach's base salary was increased from $140,000 to $250,000 and Mr. Praw's base salary was reduced from $312,000 to $250,000. Each agreement also provides for an annual incentive compensation award for fiscal 1997 and subsequent fiscal years. (Incentive compensation awards paid to Ms. Kalmbach and Mr. Praw in fiscal 1996 were based on the provisions under their prior employment agreements.) Beginning in fiscal 1997, Ms. Kalmbach's annual incentive compensation award will be determined by a formula based on the PPI of the Company's North Region operations. Mr. Praw's annual incentive compensation will be determined, in part, by a discretionary award based on his performance up to a specified percentage of his base salary and, in part, by a formula based on the PPI of the Company's South Region operations. The employment agreements for Ms. Kalmbach and Mr. Praw further provide that any incentive compensation earned as a result of their PPI-based formulas may be increased or decreased by a specified percentage based on their respective operation's ROI performance. In the event their cash compensation exceeds a specified level, or their incentive compensation is increased as a result of the ROI performance of the operations for which they are responsible, such compensation will be paid in shares of restricted Common Stock rather than in cash.

  Under their respective employment agreements, Mr. Karatz, Ms. Kalmbach and Messrs. Henn and Praw are also eligible to receive other benefits and compensation generally afforded to Company executives, including the receipt of discretionary stock option grants and other awards under the Company's employee stock plans. Other than Mr. Karatz, no executive's employment agreement contains a change in control provision.

CHANGE IN CONTROL ARRANGEMENTS
Under the 1988 Employee Stock Plan and the Performance-Based Incentive Plan for Senior Management, all outstanding stock options will become fully exercisable and all restrictions on outstanding shares of restricted Common Stock or other awards shall lapse upon a "change of ownership" of the Company. A change in ownership will be deemed to occur if (i) current members of the Board of Directors or other directors elected by three-quarters of the current members or their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of the Company's voting securities or in connection with an election contest) cease to represent a majority of the Board or (ii) the Board determines that a change in control has occurred. The UPP provides that upon a change of ownership, each outstanding Performance Unit will be paid in cash at the target level. The Directors Stock Unit Plan provides that upon a change of ownership, all outstanding Stock Units will be paid in cash or shares of Common Stock, in accord with the prior election made by each participating director. The Directors' Legacy Program provides that upon a change of ownership of the Company, all participating directors shall become immediately vested under the program, and the Company shall create an irrevocable trust into which it shall transfer sufficient assets (including the directors' life insurance policies) to make the designated charitable contributions for the participating directors.

  The Company also maintains a non-qualified Executive Deferred Compensation Plan. From 1985 to 1992, pursuant to the plan Messrs. Karatz and Nafilyan deferred receipt of a certain amount of pre-tax income, plus a Company matching contribution, until retirement, termination or certain other events, including a "change in control." A change in control is defined in the plan to include the acquisition by a person or "group" (as defined) of 25% or more of the Company's voting power, a transaction which results change in a majority of the then-incumbent Board or the Company ceasing to be publicly owned. No new contributions to the Executive Deferred Compensation Plan may be made, but the Company continues to pay interest on prior contributions still held in the plan.

                             EXECUTIVE COMPENSATION

                            ------------------------

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the total compensation earned by each of the Named Executive Officers for the fiscal years ended November 30, 1994, 1995 and 1996.

                                                                         LONG-TERM COMPENSATION
                                                                         -----------------------
                                       ANNUAL COMPENSATION                            SECURITIES
                            ------------------------------------------   RESTRICTED   UNDERLYING
                     FISCAL                            OTHER ANNUAL        STOCK       OPTIONS/       ALL OTHER
 NAME AND POSITION   YEAR   SALARY($)   BONUS($)    COMPENSATION($)(A)   AWARDS($)(B)  SARS(#)    COMPENSATION($)(C)
 ----------------------------------------------------------------------------------------------------------------
Bruce Karatz         1996   $650,000   $  976,413           -0-           $140,565      50,000         $ 53,503
  Chairman and Chief 1995    608,333      830,533           -0-                -0-      50,000           52,191
  Executive Officer  1994    600,000    1,339,249           -0-                -0-         -0-           39,223
-----------------------------------------------------------------------------------------------------------------
Guy Nafilyan         1996    316,000      163,000           -0-                -0-      20,000         $  4,028
  Executive Vice     1995    312,000      100,000           -0-                -0-      30,000            4,359
  President          1994    248,400      100,000           -0-                -0-         -0-              862
  and President
  of European
  Operations
-----------------------------------------------------------------------------------------------------------------
Michael F. Henn      1996    311,000      214,698           -0-                -0-      20,000         $ 17,160
  Senior Vice        1995    300,000      150,553           -0-                -0-      20,000            9,240
  President
  and Chief          1994(d) 118,269      150,000           -0-                -0-      20,000              -0-
  Financial Officer
-----------------------------------------------------------------------------------------------------------------
Lisa G. Kalmbach     1996    143,090      505,587           -0-                -0-      35,000         $  7,685
  Senior Vice        1995    120,000      379,606           -0-                -0-      10,000            7,200
  President,
  Regional General   1994    118,750      501,147           -0-                -0-         -0-            9,794
  Manager
-----------------------------------------------------------------------------------------------------------------
Albert Z. Praw       1996    311,000      187,200           -0-                -0-      45,000         $ 17,075
  Senior Vice        1995    300,000      162,000           -0-                -0-      40,000            5,790
  President,
  Regional General   1994(d) 232,895      170,000           -0-                -0-         -0-              -0-
  Manager
-----------------------------------------------------------------------------------------------------------------

(a) The Named Executive Officers listed in this table receive certain personal benefits; however, such benefits do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any of the years reported.

(b) As part of his 1996 compensation, Mr. Karatz received a grant of 10,131 shares of restricted Common Stock pursuant to the performance-based incentive compensation formula in his employment agreement. The shares of restricted Common Stock vest upon Mr. Karatz' retirement at age 55 or thereafter. The value of the award is based on the average trading price of the Company's Common Stock on the New York Stock Exchange on the date of grant (February 6, 1997).

(c) These amounts represent the Company's aggregate contributions to the Company's 401(k) Savings Plan, Supplemental Non-Qualified Deferred Compensation Plan and the amount of interest earned on the Executive Deferred Compensation Plan at a rate in excess of 120% of the applicable federal rate. In fiscal 1996, the Named Executive Officers accrued the following respective amounts under such plans: Mr. Karatz $9,000, $30,000 and $14,503; Mr. Nafilyan -0-, -0- and $4,028; Mr. Henn $9,000, $8,160
    and -0-; Ms. Kalmbach $7,685, -0- and -0-; and Mr. Praw $9,000, $8,075
    and -0-.

(d) The amounts set forth in the table for fiscal 1994 for Messrs. Henn and Praw represent less than a full year's compensation. Mr. Henn joined the Company on July 11, 1994 and Mr. Praw joined the Company on March 7, 1994. Neither Mr. Henn's nor Mr. Praw's base salary was increased in fiscal 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                              VALUE AT
                   NUMBER OF       PERCENT OF TOTAL                                     ASSUMED RATE OF STOCK
                   SECURITIES        OPTIONS/SARS                                      PRICE APPRECIATION FOR
                   UNDERLYING         GRANTED TO        EXERCISE OR                        OPTION TERM(C)
                  OPTIONS/SARS       EMPLOYEES IN       BASE PRICE      EXPIRATION     -----------------------
      NAME        GRANTED(#)(A)      FISCAL YEAR         ($/SH)(B)         DATE         5%($)         10%($)
------------------------------------------------------------------------------------------------------------
Bruce Karatz         50,000              7.52%            $14.560          1/24/11     $785,460     $2,313,037
Guy Nafilyan         20,000              3.00              14.560          1/24/11      314,184        925,215
Michael F. Henn      20,000              3.00              14.560          1/24/11      314,184        925,215
Lisa G. Kalmbach     10,000              1.50              14.560          1/24/11      157,092        462,607
                     25,000              3.76              13.125          9/25/11      354,023      1,042,535
Albert Z. Praw       20,000              3.00              14.560          1/24/11      314,184        925,215
                     25,000              3.76              13.125          9/25/11      354,023      1,042,535

--------------------------------------------------------------------------------

(a) All options granted in 1996 are for shares of Common Stock and, except for the 25,000 option grants to Ms. Kalmbach and Mr. Praw, are exercisable in cumulative 20% installments commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant. The grants of 25,000 options to each of Ms. Kalmbach and Mr. Praw are exercisable in cumulative 33 1/3% installments commencing one year from the date of grant, with full vesting occurring on the third anniversary of the date of grant. Vesting may be accelerated upon certain events related to a change of ownership in the Company.

(b) All options were granted at market value on the date of grant. The term "market value" as used with respect to this table was computed as the average of the high and low stock prices for the Company's Common Stock on the New York Stock Exchange on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by withholding a number of the underlying shares, subject to certain conditions.

(c) Gains are net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation over the 15-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved, or may be exceeded.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                      OPTIONS/SARS                 IN-THE-MONEY OPTIONS AT
                  SHARES                         AT FISCAL YEAR END(#)              FISCAL YEAR END($)(B)
                ACQUIRED ON      VALUE        ----------------------------      -----------------------------
     NAME       EXERCISE(#)  REALIZED($)(A)   EXERCISABLE    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
Bruce Karatz         0            $ 0          1,105,968        110,000          $8,472,180        $        0
Guy Nafilyan         0              0             31,000         54,000                   0                 0
Michael F. Henn      0              0             12,000         48,000                   0                 0
Lisa G.
  Kalmbach           0              0             18,850         49,000               4,116                 0
Albert Z. Praw       0              0              8,000         77,000               2,000             8,000

--------------------------------------------------------------------------------

(a) Represents the difference between the market value of the Company's Common Stock at exercise minus the exercise price of the options.

(b) Represents the difference between the $12.875 closing price of the Company's Common Stock on November 29, 1996 on the New York Stock Exchange and the exercise price of the options.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

The following table provides information on long-term incentive awards granted in 1996 to the Named Executive Officers under the UPP. See also the Compensation Committee Report at page 16.

                         NUMBER OF         PERFORMANCE OR       ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                      SHARES, UNITS OR      OTHER PERIOD                   PRICE-BASED PLANS
                           OTHER          UNTIL MATURATION     ------------------------------------------
       NAME             RIGHTS(#)(A)          OR PAYOUT        THRESHOLD($)(B)    TARGET($)    MAXIMUM($)
---------------------------------------------------------------------------------------------------------
Bruce Karatz                 200          12/1/95 - 11/30/97      $  87,500       $ 200,000     $300,000
                             300          12/1/95 - 11/30/98        131,250         300,000      450,000
Guy Nafilyan                 100          12/1/95 - 11/30/97         43,750         100,000      150,000
                             150          12/1/95 - 11/30/98         65,625         150,000      225,000
Michael F. Henn              100          12/1/95 - 11/30/97         43,750         100,000      150,000
                             150          12/1/95 - 11/30/98         65,625         150,000      225,000
Lisa G. Kalmbach              50          12/1/95 - 11/30/97         21,875          50,000       75,000
                              75          12/1/95 - 11/30/98         32,813          75,000      112,500
Albert Z. Praw               100          12/1/95 - 11/30/97         43,750         100,000      150,000
                             150          12/1/95 - 11/30/98         65,625         150,000      225,000
---------------------------------------------------------------------------------------------------------

(a) In 1996, the Company established the UPP and awarded Performance Units thereunder for the 1996-1998 performance period, as well as for a transition cycle represented by the 1996-1997 performance period. Performance Units represent the opportunity to receive an award payable in cash or shares of Common Stock, the amount of which will be determined by the Company's cumulative EPS (weighted at 75%) and average ROI (weighted at 25%) during the applicable period. The target amount will be earned if a specified, targeted cumulative EPS and average ROI are achieved for the period. For the Named Executive Officers, the threshold amount, equal to 43.75% of the target amount, will be earned at the achievement of a specified minimum cumulative EPS and average ROI for the period. Achievement of either the specified minimum cumulative EPS or average ROI, but not both, would result in a smaller payout than the threshold amounts shown in the above table. The maximum amount, equal to 150% of the target amount, will be earned if the specified maximum cumulative EPS and average ROI for the period are achieved or exceeded.

(b) No award will be made upon the vesting of a Performance Unit if neither the specified minimum cumulative EPS nor the specified minimum average ROI was achieved for the applicable performance period.

                                 OTHER MATTERS

                            ------------------------

COMPENSATION COMMITTEE INTERLOCKS
In the ordinary course of its business, the Company's mortgage banking subsidiary sells mortgages it has originated to Fannie Mae. The Company believes that terms under which it sells mortgages to Fannie Mae are similar to those afforded to other companies in the mortgage origination business. Mr. James A. Johnson is Chairman and Chief Executive Officer of Fannie Mae and is Chairman of the Compensation Committee.

RELATED PARTY TRANSACTIONS
Through its mortgage banking subsidiary, the Company offers home mortgage loans to its employees and directors. These mortgage loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and do not involve more than the normal risk of collectability. Such loans are typically promptly sold to third-party mortgage purchasers.

COMPLIANCE WITH SECTION 16(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company in compliance with Section 16 of the Securities Exchange Act of 1934, as amended, all such Forms were filed on a timely basis by the Company's reporting persons during fiscal 1996, except for Forms 4 inadvertently filed two days late for Messrs. Burkle, Johnson and Sigoloff reporting a grant of restricted Common Stock in lieu of their cash fees for service on the Board of Directors.

FINANCIAL STATEMENTS
The Company's audited consolidated financial statements and notes thereto, including selected financial information and management's discussion and analysis of financial condition and results of operations for the fiscal year ended November 30, 1996 are included at pages 26 through 49 of the Company's 1996 Annual Report to Stockholders, which is being mailed to stockholders concurrently with this Proxy Statement. Additional copies of the Annual Report are available without charge upon request. The financial statements, the report of independent auditors thereon, selected financial information, and management's discussion and analysis of financial condition and results of operations in the Annual Report are incorporated by reference herein.

INDEPENDENT ACCOUNTANTS
The firm of Ernst & Young LLP served as the Company's independent auditors for fiscal 1996. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from stockholders.

OTHER BUSINESS
The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by properly delivered proxies on such matters in accordance with their judgment in the best interest of the Company.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING
Any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than November 3, 1997.

COST AND METHOD OF PROXY SOLICITATION
The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, and the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. The Company will use the services of Corporate Investor Communications, Inc., a professional soliciting organization, to assist in proxy solicitation and in distributing proxy materials to institutions, brokerage houses, custodians, nominees and other fiduciaries. The Company estimates the costs for such services will not exceed $5,000.

By Order of the Board of Directors,

Kimberly N. King
Corporate Secretary and
Associate Counsel

February 28, 1997
Los Angeles, California

                              KAUFMAN [LOGO] BROAD




                       Kaufman and Broad Home Corporation

                            10990 Wilshire Boulevard

                         Los Angeles, California 90024

PROXY


                       KAUFMAN AND BROAD HOME CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 3, 1997

The undersigned hereby appoints Bruce Karatz, Barton P. Pachino and Kimberly N. King, and each of them, as proxies with full power to substitution and revocation, to vote all of the shares of Kaufman and Broad Home Corporation Common Stock the undersigned is entitled to vote at the Kaufman and Broad Home Corporation Annual Meeting of Stockholders to be held on April 3, 1997, or at any adjournment thereof, upon the Proposal set forth on the reverse side of this Proxy and described in the accompanying Proxy Statement, and upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSAL 1 AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                        Please mark  ___
                                                       your vote as
                                                       indicated in   X
                                                      this example.  ___

                                                 FOR           WITHHOLD
                                               (except        AUTHORITY
                                              marked to      to vote for
THE BOARD OF DIRECTORS RECOMMENDS           the contrary)  nominees listed
A VOTE FOR:
                                                 ___             ___
1. ELECTION OF DIRECTORS in Class II
   Nominees: Antoine Jeancourt-Galignani,
             Bruce Karatz                        ___             ___
             Charles R. Rinehart

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

                                The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for such meeting, dated
                                February 28, 1997.

                   ________     When signing as attorney, executor,
                          /     administrator, trustee or guardian, please give
                          /     full title. If more than one trustee, all
                          /     should sign. All joint owners should sign. If
                          /     a corporation, sign in full corporate name by
                                President, or other authorized officer. If a partnership, sign in partnership name by authorized person.

                                IMPORTANT INFORMATION IS CONTAINED ON THE OTHER SIDE OF THIS CARD. PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature(s)_________________________________________ Date ______________, 1997
(Please sign EXACTLY as your name appears hereon.)


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